Exhibit 4.3

CABLE DESIGN TECHNOLOGIES CORPORATION

and

U.S. Bank National Association,

as Trustee

INDENTURE

Dated as of July 8, 2003

4.00% Convertible Subordinated Debentures Due July 15, 2023

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section

310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.

311	(a)	8.11
	(b)	8.11
	(c)	N.A.

312	(a)	N.A.
	(b)	13.03
	(c)	13.03

313	(a)	8.06
	(b)	8.06
	(c)	N.A.
	(d)	N.A.

314	(a)	5.02
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.

315	(a)	8.01(b)
	(b)	8.05
	(c)	N.A.
	(d)(1)	8.01(c)
	(d)(2)	8.01(c)
	(d)(3)	8.01(c)
	(e)	7.11

316	(a)(last sentence)	N.A.
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.

	(b)	N.A.
	(c)	N.A.

317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.

318	(a)	N.A.

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

2

i

NOTE: This	Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of July 8, 2003, between CABLE DESIGN TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association organized under the laws of the United States (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.00% Convertible Subordinated Debentures Due July 15, 2023 (the “Security” or “Securities”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means any person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent, New York Presenting Agent or Co-Registrar.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or, beneficial interest therein, the rules and procedures of the Depositary that are applicable to such transfer or transaction and as in effect from time to time.

“Board of Directors” or “Board” means the Board of Directors of the Company or any duly authorized committee of the Board.

“Business Day” means any day that is not a Legal Holiday.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity interests issued by that person.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share, as it exists on the date of this Indenture or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Contingent Obligation” means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any Indebtedness of another person, if the purpose or intent thereof by the person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such person of the obligation of another person, and (ii) any liability of such person for the obligations of another person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (a), (b) or (c) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Corporate Trust Office” means the principal office of the Trustee at U.S. Bank National Association, 180 Fifth Street, St. Paul, MN 55101, Attention: Frank Leslie or such other office, designated by the Trustee by written notice to the Company and approved by the Company, at which at any particular time its corporate trust business shall be administered.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of the holders of such Senior Indebtedness to exercise the rights of holders of Designated Senior Indebtedness. If any payment in respect of the Designated Senior Indebtedness of the Company to the holder thereof or its Representative is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness of the Company effective as of the date of such rescission or return.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) in statements and pronouncements of the Financial Accounting Standards Board; and (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Hedging Obligation” of any person means the obligations of that person under (i) interest rate swap agreements, interest rate cap agreements or interest rate collar agreements; (ii) foreign exchange contracts and currency swap agreements; and (iii) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect that person against fluctuations in interest rates or currency exchange rates.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of any person means, without duplication:

(1) all obligations of such person for borrowed money or for the deferred purchase price of property or services, and including, without limitation, the face amount available to be drawn under all letters of credit, reimbursement and similar obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured,

(2) all obligations of such person evidenced by notes, bonds, debentures or similar instruments,

(3) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

(4) all obligations of such person under any Capital Lease,

(5) all Contingent Obligations of such person,

(6) all Hedging Obligations of such person, and

(7) all Indebtedness referred to in clauses (1), (2), (3), (4) or (5) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, pledge, mortgage, security interest, hypothecation, assignment for security interest or encumberance of any kind upon or in property (including, without limitation, accounts and contracts rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness;

provided, however, that Indebtedness shall not include current accounts payable arising in the ordinary course of business.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Legal Holiday” means a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Officer” means the Chairman, the President, Vice President, Secretary, General Counsel or the Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers. See Sections 13.04 and 13.05.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. See Sections 13.04 and 13.05.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchase Agreement” means the Purchase Agreement, dated as of July 1, 2003, between the Company and Credit Suisse First Boston LLC (the “Initial Purchaser”).

“Quoted Prices” means the price per share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way of the Common Stock, in either case, at 4:00 p.m. (or such earlier time as the last sale prior to 4:00 p.m.), New York City time, on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, as reported on the national securities exchange in or nearest to the City of New York on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price regular way of the Common Stock or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices of the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if on any such day the Common Stock is not quoted by any such organization, the average of the highest reported bid and lowest reported asked prices of the Common Stock as available in any other over-the-counter market, or if on such day the Common Stock is not reported in any such market, the fair value of a share of Common Stock on such day, as determined in good faith by, and evidenced by a resolution of, the Board of Directors.

“Record Date” has the meaning set forth in the applicable Section.

“Redemption Date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

“Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means the Securities described above issued, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means U.S. Bank National Association, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Senior Indebtedness” means the principal, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), rent and all fees, costs, expenses and other amounts accrued or due, in respect of Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including, without limitation, all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” with or “junior” to the Securities. Notwithstanding the foregoing, the term “Senior Indebtedness” shall not include (i) any Indebtedness of the Company to any Subsidiary or to any other Affiliate of the Company or any obligation for Federal, state, local or other taxes or (ii) the Securities. If any payment in respect of the Senior Indebtedness of the Company to the holder thereof or its Representative is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness of the Company effective as of the date of such rescission or return.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity”, when used with respect to any Security, means July 15, 2023.

“Subsidiary” means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the principal exchange or market on which the securities in question are traded.

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

“Unrestricted Certificated Security” means a Certificated Security which is not a Transfer Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

SECTION 1.02. OTHER DEFINITIONS

Term	Defined in Section
“Agent Members”	2.01
“beneficial owner”	4.02	(a)
“beneficially own”	4.02	(a)
“Change of Control”	4.02	(A)
“Change of Control Company Notice”	4.02	(b)
“Change of Control Purchase Date”	4.02	(a)
“Change of Control Purchase Price”	4.02	(a)
“Change of Control Purchase Notice”	4.02	(c)
“Closing Sale Price”	4.01	(d)
“Company Notice”	4.01	(c)
“Company Notice Date”	4.01	(c)
“Company Payment Blockage Notice”	12.02	(a).02
“Conversion Agent”	2.03
“Conversion Date”	11.02
“Conversion Price”	11.01
“Current Market Price”	11.11
“Custodian”	7.01
“Depositary”	2.01	(a)
“DTC”	2.01	(a)
“Event of Default”	7.01
“Expiration Time”	11.10
“Final Surrender Date”	4.02	(a)
“group”	4.02	(a)
“junior securities”	12.08
“New York Presenting Agent”	2.03
“Notice of Default”	7.01
“Paying Agent”	2.03
“Purchase Date”	4.01	(a)
“Purchase Notice”	4.01
“Purchase Price”	4.01
“Purchase Price Per Share”	4.01	(d)
“Purchased Shares”	11.10

“QIB”	2.01	(a)
“Redemption Price”	3.01
“Registrable Securities”	5.08
“Registrar”	2.03
“Registration Default”	5.08
“Registration Rights Agreement”	2.06
“Rule 144A Information”	5.09
“Shelf Registration Statement”	5.08
“Transfer Certificate”	2.14	(f)
“Transfer Restricted Securities”	2.14	(f)
“Triggering Event”	11.13
“unissued shares”	4.02	(a)
“voting stock”	4.02	(a)

Whenever the definition contained in such section limits its application to the term as used in specific sections, the foregoing shall not be deemed to expand the application of such definition to the term as used in any section other than such specific sections.

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“COMMISSION” means the SEC.

“INDENTURE SECURITIES” means the Securities.

“INDENTURE SECURITY HOLDER” means a Securityholder.

“INDENTURE TO BE QUALIFIED” means this Indenture.

“INDENTURE TRUSTEE” or “INSTITUTIONAL TRUSTEE” means the Trustee.

“OBLIGOR” on the indenture securities means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION

Unless the context otherwise requires:

(a) term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) “including” means including, without limitation; and

(f) provisions apply to successive events and transactions.

ARTICLE 2.

THE SECURITIES

SECTION 2.01. FORM AND DATING

The Securities shall be substantially in the form set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to the Purchase Agreement in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) RESTRICTED GLOBAL SECURITIES. Securities offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act or outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) CERTIFICATED SECURITIES. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.14(a)(1) hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION

Two Officers shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal shall be reproduced on the Securities.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee’s signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $110,000,000 upon a Company Order without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than upon original issuance or pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. REGISTRAR, PAYING AGENT, CONVERSION AGENT AND NEW YORK PRESENTING AGENT

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more Co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company may act as Registrar, Paying Agent, Conversion Agent or Co-Registrar. The term “Paying Agent” includes any additional paying agent; the term “Conversion Agent” includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall give the Trustee at least thirty days’ notice prior to changing the Registrar, Paying Agent or Conversion Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

If there is not at least one of each such Registrar or Co-Registrar, Paying Agent and Conversion Agent located in the Borough of Manhattan, the City of New York, the Company shall also maintain an office in the Borough of Manhattan, the City of New York where the securities may be presented for purposes of transfer and exchange, payment and conversion (the “New York Presenting Agent”). The Company initially appoints U.S. Bank National Association having an office at 100 Wall Street, New York, NY 10005, to serve as New York Presenting Agent.

SECTION 2.04. PAYMENT ON SECURITIES; PAYING AGENT TO HOLD MONEY IN TRUST

Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

SECTION 2.05. SECURITYHOLDER LISTS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee not less than five days prior to each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. TRANSFER AND EXCHANGE

(a) Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.07, 2.10, 2.14(a)(1), 3.06, 4.05, 10.05 or 11.02.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days before any mailing of a notice of Securities to be redeemed, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Purchase Notice or Change of Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and the Registration Rights Agreement relating to the Securities (the “Registration Rights Agreement”) and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. REPLACEMENT SECURITIES

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, or if a mutilated Security is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met. If an indemnity bond is required by the Trustee or the Company, such bond must be sufficient, in the judgment of both the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses incurred in replacing a Security.

Every replacement Security shall be an additional obligation of the Company.

SECTION 2.08. OUTSTANDING SECURITIES

The Securities outstanding at any time are all Securities authenticated by the Trustee (or an authenticating agent appointed pursuant to Section 2.02) except for those cancelled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interests in a global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 5.01, they cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. TREASURY SECURITIES

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY SECURITIES

Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every temporary Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the conditions, and with like effect, as a definitive Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11. CANCELLATION

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall promptly forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and may destroy cancelled Securities and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 11.

SECTION 2.12. DEFAULTED INTEREST

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities are listed. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date for the payment of any defaulted interest. At least 15 days before the record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount of interest to be paid.

SECTION 2.13. CUSIP NUMBERS

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14. ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS

(a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES

(1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.14(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.14(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a); and

(2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(ii) (x) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act or (y) if such Restricted Certificated Security is being transferred to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904, under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(iii) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

(c) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

(2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d) TRANSFER OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs or a person acquiring Securities pursuant to the exemption provided under Regulation S under the Securities Act may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A or is being transferred to a non U.S. person in an offshore transaction in accordance with Rule 903 or 904, under the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.14(a)(1) which required such exchange shall cease to exist, the Company shall mail a notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a);

(2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(ii) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

(3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or is being transferred to a non U.S. person in an offshore transaction in accordance with Rule 903 or 904, under the Securities Act;

(4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or is being transferred to a non U.S. person in an offshore transaction in accordance with Rule 903 or 904, under the Securities Act.

(f) LEGENDS

(1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A hereto (each a “Transfer Restricted Security” for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 5 to Exhibit A hereto.

(2) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a “restricted security” within the meaning of Rule 144:

(i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated

Security, or (under the circumstances described in Section 2.14(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.14; and

(ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.14(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.14.

(3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

ARTICLE 3.

REDEMPTION

SECTION 3.01. COMPANY’S RIGHT TO REDEEM; NOTICE TO TRUSTEE

The Company, at its option, may redeem the Securities in accordance with the provisions of Section 5 of the Securities in whole or in part, at any time or from time to time, on or after July 21, 2008 for a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon up to but not including the Redemption Date (the “Redemption Price”). If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price per $1,000 principal amount of Securities.

The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection (and provide the Company with written notice of such selection) at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects for redemption shall be in amounts of $1,000 or integral multiples of $1,000. In the event that the Trustee is not the Registrar, the Registrar shall provide to the Trustee such information as the Trustee may reasonably request to implement the selection. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.03. NOTICE OF REDEMPTION.

At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at such Holder’s address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law. The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price per $1,000 principal amount of Securities;

(3) the Conversion Price per $1,000 principal amount of Securities;

(4) the name and address of the Paying Agent and Conversion Agent;

(5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(6) that Holders who want to convert Securities must satisfy the requirements set forth in Section 7 of the Securities;

(7) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

(8) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date (unless funds in the requisite amount are not paid or made available for payment on that date), and the amount of interest accrued on the Securities called for redemption up to but not including the Redemption Date;

(9) if less than all of any Security is to be redeemed, the principal amount of such Security to be redeemed;

(10) the CUSIP number, if any, printed on the Securities being redeemed; and

(11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures. Upon ten days prior notice to the Trustee, the Company may request that the Trustee mail the notice of redemption (prepared by the Company) in the Company’s name and at its expense.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION

Once notice of redemption is mailed, Securities called for redemption, unless theretofore converted into Common Stock pursuant to the terms of this Indenture, shall become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, per $1,000 principal amount of Securities stated in the notice; provided, however, that any regular semi-annual payment of interest becoming due on the Redemption Date shall be payable to the Holder of any such Security as provided in Section 2 of the Securities.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE

No later than 11:00 a.m., (New York City time) on the Redemption Date, the Company shall deposit in immediately available funds with the Paying Agent money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

SECTION 3.06. SECURITIES REDEEMED IN PART

Upon surrender to the Trustee of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.

REPURCHASES

SECTION 4.01. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER

(a) GENERAL. Subject to the terms and conditions of this Article, the Company shall purchase, at the option of the Holder thereof, all or any portion of the Securities held by such Holder on July 15, 2008, July 15, 2013 and July 15, 2018 (each, a “Purchase Date”) for which such Holder has properly delivered and not withdrawn a Purchase Notice (as defined below) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security together with accrued interest up to but not including the Purchase Date (the “Purchase Price”); provided that if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

(A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

(B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

(C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture, and

(D) in the event the Company elects, pursuant to Section 4.01(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, as set forth in Section 4.01(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the expected principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

(2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor;

provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

If a Holder, in such Holder’s Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 4.03, fails to indicate such Holder’s choice with respect to the Holder’s election set forth in clause (D) of Section 4.01(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

The Company shall purchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security. Unless the Company defaults in paying the Purchase Price, interest on the Securities subject to a Purchase Notice shall cease to accrue on and after the Purchase Date.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.01 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b) COMPANY’S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE FOR PAYMENT. The Securities to be purchased on any Purchase Date pursuant to Section 4.01(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender (“cash”) or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 4.01(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 4.01(e), whether the Company will purchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company shall pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 4.01 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 4.01(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 4.01(b) or pursuant to Section 4.01(d) in the event of a failure to satisfy, prior to the close of business on the last Business Day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

At least three Business Days before each Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(1) the manner of payment selected by the Company,

(2) the information required by Section 4.01(e) in the Company Notice,

(3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 4.01(d) have been or will be complied with; and

(4) whether the Company desires the Trustee to give the Company Notice required by Section 4.01(e).

(c) PURCHASE WITH CASH. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 4.01(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. The Company Notice, as provided in Section 4.01(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the “Company Notice Date”).

(d) PAYMENT BY ISSUANCE OF SHARES OF COMMON STOCK. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 4.01(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) the Purchase Price Per Share of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

The Company shall not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Company shall pay cash based on the Purchase Price Per Share for all fractional shares. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 4.01(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

The Company’s right to exercise its election to purchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

(1) the Company’s not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

(2) the registration of such shares of Common Stock under the Securities Act or the Exchange Act, in each case, if required;

(3) the listing of such shares of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or, if the shares of Common Stock is not then listed on a national or regional securities exchange, on the Nasdaq National Market;

(4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(5) the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, shall be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, in the case of such Officers’ Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (1) through (4) above have been satisfied.

Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount and the Closing Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Purchase Price Per Share is calculated and ending on the third day prior to the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Purchase Price Per Share is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 4.01 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

The “Purchase Price Per Share” of Common Stock on a Purchase Date means the average of the Closing Sale Prices of the shares of Common Stock for the five Trading Day period ending on the third Business Day prior to such Purchase Date (if the third Business Day prior to such Purchase Date is a Trading Day, or if not, then on the last Trading Day immediately prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on such Purchase Date, of any event described in Sections 11.06, 11.07, 11.08, 11.09 or 11.10; subject, however, to the conditions set forth in Sections 11.12 and 11.13.

The “Closing Sale Price” of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

Upon determination of the actual number of shares of Common Stock to be issued upon redemption of Securities, the Company shall (i) disseminate a press release containing such information through any two of Reuter’s Economic Services, Bloomberg Business News and Dow Jones & Company Inc. and (ii) publish such information on its website (www.cdtc.com) or other successor Web site or through such other public medium as it may use at that time.

(e) NOTICE OF ELECTION. In connection with any purchase of Securities pursuant to Section 6 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 4.01(e) (the “Company Notice”).

In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

(1) state that each Holder will receive shares of Common Stock with a Purchase Price Per Share determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(2) set forth the method of calculating the Purchase Price Per Share of the shares of Common Stock; and

(3) state that because the Purchase Price Per Share of shares of Common Stock will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Purchase Price Per Share is determined to the Purchase Date.

In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i) the Purchase Price and Conversion Price per $1,000 principal amount of Securities and any adjustments thereto;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Purchase Notice has been given may be converted only if they are otherwise convertible in accordance with Article 11 of this Indenture and Section 7 of the Securities and if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment;

(v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

(vi) the procedures the Holder must follow to exercise its put rights under this Section 4.01 and a brief description of those rights;

(vii) briefly, the conversion rights of the Securities;

(viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 4.01(a)(1)(D) or Section 4.03);

(ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities shall cease to accrue on and after the Purchase Date; and

(x) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures.

Simultaneously with the delivery of a Company Notice, the Company shall (i) disseminate a press release containing the information stated in such Company Notice through any two of Reuter’s Economic Services, Bloomberg Business News and Dow Jones & Company Inc. and (ii) publish the information stated in such Company Notice on its website (www.cdtc.com) or other successor Web site or through such other public medium as it may use at that time.

(f) COVENANTS OF THE COMPANY. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of a cash purchases under this Section 4.01 or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 4.04, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 4.01. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. Subject to Section 4.01(d), no payment or adjustment shall be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

(h) TAXES. If a Holder of a purchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 4.02. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL

(a) If a Change of Control occurs, the Securities not previously purchased by the Company or any portion of the principal amount thereof that is an integral multiple of $1,000 principal amount shall be purchased by the Company, at the option of the Holder thereof, on the Change of Control Purchase Date at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest thereon up to but not including the Change of Control Purchase Date (the “Change of Control Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.02(c).

“Change of Control Purchase Date” shall mean the date selected by the Company for the purchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

“Final Surrender Date” shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Change of Control Company Notice.

A “Change of Control” shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

(1) any “person” or “group” is or becomes the “beneficial owner,” directly or indirectly, of shares of the Company’s voting stock representing 50% or more of the total voting power of all of the Company’s outstanding voting stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or

(2) the Company consolidates with, or merges with or into, another person or its sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Company’s voting stock representing at least a majority of the total voting power of all outstanding voting stock of the surviving or transferee person.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

For purposes of this change in control definition only:

“person” and “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of the Company’s voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

“unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

(b) No later than 30 days after the occurrence of a Change of Control, the Company shall deliver to the Trustee and mail (or cause the Trustee to mail) a written notice of the Change of Control (the “Change of Control Company Notice”) by first-class mail to each Holder (and to beneficial owners as required by applicable law). The Company must cause a copy of such Change of Control Company Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. The Change of Control Company Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

(1) briefly, the events causing a Change of Control and the date of such Change of Control;

(2) the Final Surrender Date;

(3) the Change of Control Purchase Date;

(4) the Change of Control Purchase Price per $1,000 principal amount of Securities;

(5) the name and address of the Paying Agent and the Conversion Agent;

(6) the Conversion Price per $1,000 principal amount of Securities and any adjustments thereto;

(7) that the Securities as to which a Change of Control Purchase Notice has been given may not be converted, even if they are otherwise convertible pursuant to Article 11, if the Change of Control Purchase Notice has been delivered (unless the Company defaults in payment of the Change of Control Purchase Price on the Change of Control Purchase Date and the Holder revokes its Change of Control Purchase Notice);

(8) that the Securities must be surrendered to the Paying Agent to collect payment;

(9) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given shall be paid only if the Holder of such Security, on or before the Final Surrender Date, surrenders such Security as described in (8);

(10) briefly, the procedures the Holder must follow to exercise rights under this Section 4.02;

(11) briefly, the conversion rights, if any, of the Securities;

(12) that, unless the Company defaults in making payment of such Change of Control Purchase Price on the Change of Control Purchase Date, interest on such Securities shall cease to accrue on and after the Change of Control Purchase Date; and

(13) the CUSIP number(s) of the Securities.

(c) A Holder may exercise its rights specified in Section 4.02(a) upon delivery of a written notice of purchase (a “Change of Control Purchase Notice”) to the Paying Agent at any time on or prior to the Final Surrender Date, stating:

(1) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

(2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 principal amount or an integral multiple of $1,000; and

(3) that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities.

The delivery of such Security to the Paying Agent with such Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent on or prior to the Final Surrender Date shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 4.02 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

The delivery of such Security with such Change of Control Purchase Notice shall be irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date) and the right to convert such Security shall expire when such Security and such Change of Control Purchase Notice are delivered (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date and such delivery is revoked).

The Company shall purchase from the Holder thereof, pursuant to this Section 4.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 4.02 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

SECTION 4.03. EFFECT OF PURCHASE NOTICE OR CHANGE OF CONTROL PURCHASE NOTICE

Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 4.01(a) or Section 4.02(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless, in the case of a Purchase Notice, such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, (i) in the case of such Purchase Price, promptly following the later of (x) the Purchase Date with respect to such Security (provided that the conditions in Section 4.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.01(a) and (ii) in the case of such Change of Control Purchase Price, promptly following the Change of Control Purchase Date with respect to such Security (provided that the conditions in Section 4.02(c) have been satisfied). Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless, in the case of a Purchase Notice, such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date specifying:

(1) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

(2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 4.01(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 4.01(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

There shall be no purchase of any Securities pursuant to Section 4.01 or 4.02 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default. The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 4.04. DEPOSIT OF PURCHASE PRICE OR CHANGE OF CONTROL PURCHASE PRICE

Prior to 11:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

SECTION 4.05. SECURITIES PURCHASED IN PART

Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

SECTION 4.06. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES

When complying with the provisions of Section 4.01, 4.02 or 4.03 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 4.01 and 4.02 to be exercised in the time and in the manner specified in Sections 4.01 and 4.02.

SECTION 4.07. REPAYMENT TO THE COMPANY

The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 8.01(e)), held by them for the payment of the aggregate Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 4.04 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 8.01(e)).

ARTICLE 5.

COVENANTS

SECTION 5.01. PAYMENT OF SECURITIES

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m. New York City time by the Company. Principal and interest in respect of a Security shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

SECTION 5.02. COMMISSION REPORTS

The Company shall file with the Trustee within 15 days after the Company is required to file them with the SEC copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 5.03. COMPLIANCE CERTIFICATE

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on or about July 31, 2003) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 5.04. CORPORATE EXISTENCE

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 5.05. NOTICE OF DEFAULTS

In the event that the Company becomes aware of an Event of Default described in Section 7.01(4), the Company will promptly give written notice to the Trustee of such occurrence, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

SECTION 5.06. FURTHER INSTRUMENTS AND ACTS

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 5.07. RESALE OF CERTAIN SECURITIES

During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date, the Company will not, and will use its best efforts not to permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute “restricted securities” under Rule 144 or (y) any securities into which the Securities have been converted under this Indenture which constitute “restricted securities” under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

SECTION 5.08. REGISTRATION RIGHTS

The Company agrees that the Holders (and any Person that has a beneficial interest in a Security) from time to time of Transfer Restricted Securities are entitled to the benefits of the Registration Rights Agreement, pursuant to which, among other things, the Company has agreed to use its reasonable efforts to file a Registration Statement on Form S-3 (a “Shelf Registration Statement”) covering resales of the Securities and the Common Stock issuable upon the conversion pursuant to Rule 415 under the Securities Act.

If (i) on or prior to the 150th day after the first date of original issuance of the Securities, the Shelf Registration Statement has not been filed with the Commission; (ii) on or prior to the 240th day after the first date of original issuance of the Securities, the Shelf Registration Statement has not been declared effective by the Commission; or (iii) after the Shelf Registration Statement has been declared effective, such Shelf Registration Statement ceases to be effective or usable (subject to certain exceptions described in the Registration Rights Agreement) in connection with resales of Securities and the Common Stock issuable upon the conversion thereof in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default”), additional interest will accrue on the Securities over and above the rate set forth in the title of the Securities, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at the rate of 0.50% per annum. The Company will have no other liabilities for monetary damages with respect to its registration obligations.

The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

SECTION 5.09. DELIVERY OF CERTAIN INFORMATION

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

ARTICLE 6.

SUCCESSORS

SECTION 6.01. WHEN COMPANY MAY MERGE, ETC.

The Company shall not (x) consolidate with or merge with or into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, (y) permit any person to consolidate with or merge into the Company, or (z) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to the Company, unless:

(1) in the case of (x) and (y) above either (A) the Company shall be the continuing corporation or (B) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 10.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 7.

DEFAULTS AND REMEDIES

SECTION 7.01. EVENTS OF DEFAULT

An “Event of Default” occurs if:

(1) the Company defaults in the payment of accrued and unpaid interest (including any Additional Interest) on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 12;

(2) the Company defaults in the payment of (A) the principal of any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise or (B) the Redemption Price, Purchase Price or Change of Control Purchase Price in respect of any Security when due, whether or not such payment shall be prohibited by the provisions of Article 12;

(3) the Company fails to comply with any of its other covenants or agreements set forth in this Indenture and the Default continues for a period of 90 days after the written notice specified below;

(4) the Company defaults in the payment when due, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which payment is in an amount in excess of $20,000,000, or the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $20,000,000;

(5) the Company or any of its Significant Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any of its Significant Subsidiaries or all or substantially all of the property of the Company or any of its Significant Subsidiaries or make any general assignment for the benefit of creditors; or

(6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any of its Significant Subsidiaries or all or substantially all of the property of the Company or any of its significant Subsidiaries or ordering the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 7.02. ACCELERATION

If an Event of Default (other than an Event of Default specified in Section 7.01(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 7.01(5) or (6) occurs and is continuing, the principal of and accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 8.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.03. OTHER REMEDIES

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy and all remedies are cumulative.

SECTION 7.04. WAIVER OF PAST DEFAULTS

Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 7.01(1) or (2), (b) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 7.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.05. CONTROL BY MAJORITY

Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines in good faith is unduly prejudicial to the rights of another Securityholder or would expose the Trustee to liability or expense for which it has not been offered reasonably satisfactory indemnity. This Section 7.05 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

SECTION 7.06. LIMITATION ON SUITS

A Securityholder may pursue any remedy with respect to this Indenture or the Securities only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 7.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, or interest on, the Security on or after the respective due dates expressed in the Security or any Redemption Date, Purchase Date or Change of Control Purchase Date, and to convert such Security in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 7.08. COLLECTION SUIT BY TRUSTEE

If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 8.07.

SECTION 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the

Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of or any interest on the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the principal amount of and accrued and unpaid interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 8.07) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

SECTION 7.10. PRIORITIES

If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 8.07;

Second: to holders of Senior Indebtedness to the extent required by Article 12;

Third: to Securityholders for amounts due and unpaid on the Securities for principal or interest, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Fourth: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 7.11. UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.12. WAIVER OF STAY, EXTENSION OR USURY LAWS

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive it from paying all or any portion of the principal amount in respect of the Securities, or any interest on such amount, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8.

TRUSTEE

SECTION 8.01. DUTIES OF TRUSTEE

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

SECTION 8.02. RIGHTS OF TRUSTEE

Subject to Section 8.01:

(a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

(b) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(c) the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel reasonably acceptable to the Trustee, which may be counsel to the Company, and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(f) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid; and

(g) the Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture.

SECTION 8.03. INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04. TRUSTEE’S DISCLAIMER

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 8.05. NOTICE OF DEFAULTS

If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 7.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 8.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

SECTION 8.06. REPORTS BY TRUSTEE TO HOLDERS

If required by TIA Section 313(a), within 60 days after each May 15 beginning with May 15, 2004 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 8.07. COMPENSATION AND INDEMNITY

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 8.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(5) or (6), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or similar law now or hereinafter in effect.

SECTION 8.08. REPLACEMENT OF TRUSTEE

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 8.10;

(2) the Trustee is adjudged bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Securityholder or beneficial owner may petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 8.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders.

SECTION 8.09. SUCCESSOR TRUSTEE, AGENTS BY MERGER, ETC.

If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

SECTION 8.10. ELIGIBILITY; DISQUALIFICATION

This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b).

SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9.

DISCHARGE OF INDENTURE

SECTION 9.01. TERMINATION OF COMPANY’S OBLIGATIONS

When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable and the Company deposits with the Trustee, Paying Agent or the Conversion Agent, as applicable, cash and/or securities, as permitted by the terms hereof, sufficient to pay, whether at Stated Maturity, on any Redemption Date, Purchase Date, Change of Control Purchase Date or Conversion Date or otherwise, all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

However, the obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.14, 5.01, 8.07, 8.08, 9.03 and in Article 11 shall survive until the Securities are no longer outstanding. Thereafter the obligations in Sections 8.07 and 9.03 shall survive.

After a termination of the Company’s obligations in accordance with this Section, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.

SECTION 9.02. APPLICATION OF TRUST MONEY

The Trustee shall hold in trust money or securities deposited with it pursuant to Section 9.01. It shall apply the deposited money or securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, and interest on, the Securities. Money and securities so held in trust are not subject to Article 12.

SECTION 9.03. REPAYMENT TO COMPANY

Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years; provided, however, that, before being required to make any such repayment, the Trustee or such Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee or Paying Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining will be returned to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE 10.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. WITHOUT CONSENT OF HOLDERS

The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency herein or in the Securities;

(2) to comply with Section 6.01;

(3) to make any change that does not materially adversely affect the rights of any Securityholder; or

(4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.17.

SECTION 10.02. WITH CONSENT OF HOLDERS

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

(1) change the stated maturity date of the principal of any Security or adversely affect the right of a Holder to convert any Security;

(2) reduce the principal amount, Redemption Price, Purchase Price or Change of Control Purchase Price of, or alter the manner or rate of accrual of interest (or extend the time for payment of interest) on, any Security;

(3) change the currency for payment in respect of any Security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

(5) reduce the principal amount of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder;

(6) make any change in the subordination provisions of Article 12 or make any other change in the ranking or priority of any Security in a manner materially adverse to the Holders; or

(7) make any change in Section 7.04, 7.07 or this 10.02 (second sentence).

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers’ Certificate to the Trustee, a record date for determining Securityholders of record entitled to give any consent or waiver.

After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture. Any amendment or supplement under Section 10.01 or this Section 10.02 may not adversely affect the rights of any holders of Senior Indebtedness of the Company under Article 12 unless such holders shall have consented to such amendment or supplement pursuant to the terms of such Senior Indebtedness.

SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. REVOCATION AND EFFECT OF CONSENTS

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Trust Officer of the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.

SECTION 10.05. NOTATION ON OR EXCHANGE OF SECURITIES

The Trustee may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment, supplement or waiver.

SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or Section 11.17 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Trustee. If the amendment or supplement does adversely affect the Trustee’s rights, the Trustee may, but need not, sign it.

SECTION 10.07. EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11.

CONVERSION

SECTION 11.01. CONVERSION PRIVILEGE

A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in Section 7 of the Securities, subject in the case of conversion of any Global Security to any Applicable Procedures. The conversion price per share of Common Stock issuable on conversion of the Securities (the “Conversion Price”) shall be that set forth in Section 7 in the Securities, subject to adjustment as herein set forth.

The conversion privilege with respect to a Security or the portion thereof that the Company has elected to redeem in accordance with Article 3 hereof will terminate at the close of business on the Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon such redemption (in which case the conversion right will terminate at the close of business on the date such default is cured).

A Holder may convert a portion of the principal amount of a Security if the portion converted is $1,000 principal amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

SECTION 11.02. CONVERSION PROCEDURE

To convert a Security a Holder must satisfy the requirements in Section 7 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”).

As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional shares determined pursuant to Section 11.03. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 11. On conversion of a Security, no accrued and unpaid interest on the Securities through the Conversion Date shall be payable with respect to the converted Security and no such interest shall be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the principal amount of the Security being converted pursuant to the provisions hereof. The Company shall not adjust the conversion ratio to account for accrued and unpaid interest. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding Business Day.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

If a Holder surrenders a Security for conversion during the period after any record date and prior to the corresponding Interest Payment Date, such Holder shall pay to the Company an amount equal to the interest payable on such Interest Payment Date on such Security; provided that if such Security (or any portion thereof) shall have been called for redemption on a Redemption Date occurring during such period or on such Interest Payment Date, such Holder shall not be required to make such payment to the Company.

SECTION 11.03. FRACTIONAL SHARES

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver to the converting Securityholder its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the Current Market Price of a full share by the fraction, and rounding the result to the nearest cent, with 0.5 cents to be rounded up.

For purposes of this Section, the Current Market Price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

SECTION 11.04. TAXES ON CONVERSION

If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 11.05. COMPANY TO PROVIDE STOCK

The Company shall reserve at all times and keep available, free from preemptive rights and free of any lien or adverse claim, out of its authorized but unissued Common Stock, enough shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock that may be issued upon conversion of the Securities shall be fully paid and nonassessable.

The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed, or to have such shares approved for quotation on The Nasdaq National Market or other over-the-counter market on which the Common Stock is traded.

SECTION 11.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK

If, after the Issue Date of the Securities, the Company:

(1) pays a dividend or makes another distribution on the Common Stock payable exclusively in shares of Common Stock;

(2) subdivides the outstanding shares of Common Stock into a greater number of shares;

(3) combines the outstanding shares of Common Stock into a smaller number of shares;

(4) pays a dividend or makes a distribution on the Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

(5) issues by reclassification of the Common Stock any shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between or among such classes or series of Capital Stock. After such allocation, the conversion privilege and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock in this Article 11.

SECTION 11.07. ADJUSTMENT FOR RIGHTS ISSUE

If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days after the record date for such distribution at a price per share less than the Current Market Price per share (as defined in Section 11.11), then, on the Record Date (as defined in this Section 11.07), the Conversion Price shall be adjusted in accordance with the formula:

O + (N x P) AC = CC x M O + N

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in this Section 11.07).

O	=	the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in this Section 11.07).

N	=	the number of additional shares of Common Stock offered.

P	=	the offering price per share of the additional shares.

M	=	the Current Market Price per share of Common Stock on the Record Date (as defined in this Section 11.07).

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants (for purposes of this Section 11.07 only, the “Record Date”).

SECTION 11.08. ADJUSTMENT FOR CERTAIN DISTRIBUTIONS

Subject to the last paragraph of this Section 11.08, if the Company distributes to all holders of its Common Stock any cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under Sections 11.06, 11.07 or 11.09), the Conversion Price shall be reduced in accordance with the following formula:

AC = CC x M - P M

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in this Section 11.08).

M	=	the Current Market Price per share of Common Stock on the Record Date (as defined in this Section 11.08).

P	=	the aggregate fair market value on the Record Date (as defined in this Section 11.08) (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of Common Stock.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 11.08 only, the “Record Date”).

No adjustment will be made with respect to this Section 11.08 if, in lieu of such adjustment, the Securityholders, upon conversion, will be entitled to receive, in addition to the shares of Common Stock into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such Holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 11.08). In addition, no adjustment will be made in the event that the then fair market value (as so determined) of the cash, debt securities (or other evidences of indebtedness) or other assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash, debt securities (or other evidences of indebtedness) or other assets such Holder would have received had such Holder converted each Security on the Record Date (as defined in this Section 11.08).

SECTION 11.09. ADJUSTMENT FOR ALL CASH DISTRIBUTION

Subject to the last paragraph of this Section 11.09, if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Stock, the Conversion Price shall be reduced in accordance with the following formula:

AC = CC x M - C M

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in this Section 11.09).

M	=	the Current Market Price per share of Common Stock on the Record Date (as defined in this Section 11.09).

C	=	the amount of cash so distributed and not excluded applicable to one share of Common Stock.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 11.09 only, the “Record Date”).

No adjustment will be made in the event that the amount of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash.

SECTION 11.10. ADJUSTMENT FOR TENDER OR EXCHANGE OFFER

Subject to the last paragraph of this Section 11.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary for all or a portion of the Common Stock shall expire and such tender or exchange offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 110% of the Current Market Price per share of Common Stock at the Expiration Time, the Conversion Price shall be reduced in accordance with the following formula:

AC = CC × O x M P + (T x M)

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time.

O	=	the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time.

P	=	the fair market value of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock so accepted, up to any such maximum, being referred to as the “Purchased Shares”).

T	=	the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time.

M	=	the Current Market Price per share of Common Stock at the Expiration Time.

The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

In the event that the Company or any Subsidiary, if applicable, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

SECTION 11.11. CURRENT MARKET PRICE

For purposes of Sections 11.07, 11.08, 11.09 and 11.10, the Current Market Price per share of Common Stock on any date means the average of the Closing Sale Prices of the shares of Common Stock for the five Trading Day period ending on the third Business Day prior to the earlier of the date in question and the Trading Day before the “ex” date, if any, with respect to the issuance or distribution requiring such computation; provided that if the third Business Day prior to such date is not a Trading Day, then on the last Trading Day immediately prior to the third Business Day. The term “ex” date, when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution.

SECTION 11.12. WHEN ADJUSTMENT MAY BE DEFERRED

No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with 0.005 cents and 500/1,000 of a share to be rounded up.

SECTION 11.13. WHEN NO ADJUSTMENT REQUIRED

No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value (including a change to no par value) of the Common Stock.

To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Price, which would have the effect of reducing the Conversion Price below the par value of the Common Stock.

Notwithstanding any provision to the contrary in this Indenture, rights distributed by the Company to its stockholders pursuant to the Company’s Rights Agreement dated as of December 11, 1996 between the Company and The First National Bank of Boston, as Rights Agent, as it may be amended from time to time, and any successor or similar stockholders rights plan, which rights are not exercisable until the occurrence of a specified event or events (a “Triggering Event”) shall be deemed not to have been distributed for purposes of this Article 11 (and no adjustment to the Conversion Price shall be required) until the occurrence of such Triggering Event.

SECTION 11.14. NOTICE OF ADJUSTMENT

Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 11.15. VOLUNTARY REDUCTION

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Notwithstanding any provision to the contrary in this Indenture, the reduction of the Conversion Price pursuant to this Section 11.15 shall not require the consent of the Trustee or any Securityholder.

Whenever the Conversion Price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period during which it will be in effect.

Subject to the first paragraph of this Section 11.15, the Company may reduce the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those adjustments required by Sections 11.06, 11.07, 11.08, 11.09 and 11.10, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

SECTION 11.16. NOTICE OF CERTAIN TRANSACTIONS

If:

(1) the Company takes any action which would require an adjustment in the Conversion Price pursuant to Sections 11.06, 11.07, 11.08 or 11.09 (unless no adjustment is to occur pursuant to Section 11.13);

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.17; or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Securityholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such record date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

SECTION 11.17. PROVISIONS IN CASE OF CONSOLIDATION, MERGER OF THE COMPANY OR TRANSFER OR LEASE

If the Company is a party to a transaction subject to Section 6.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

If this Section 11.17 applies, Section 11.06 shall not apply to such event.

SECTION 11.18. COMPANY DETERMINATION FINAL

Subject to compliance with the terms of this Indenture (including, without limitation, Section 11.14) and of the Securities, any determination which the Company or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.08, 11.10, 11.11 or 11.12 shall be conclusive.

SECTION 11.19. TRUSTEE’S DISCLAIMER

The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine the market price or market value of any fractional or other share. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 11.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

SECTION 11.20. SUCCESSIVE ADJUSTMENTS

After an adjustment to the Conversion Price under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Price as so adjusted.

ARTICLE 12.

SUBORDINATION

SECTION 12.01. AGREEMENT TO SUBORDINATE

The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 12; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions. Only Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) of the Company shall rank senior to the Securities in accordance with the provisions set forth herein.

The payment of the principal of and interest (including any Additional Interest) on all Securities issued hereunder (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company in cash or payment satisfactory to the holders of such Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 12 shall prevent the occurrence of any Default hereunder.

SECTION 12.02. PAYMENTS TO HOLDERS

(a) No payment shall be made in respect of the principal of or interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price), except payments and distributions made by the Trustee as permitted by the first paragraph of Section 12.05, if:

(1) a default in the payment of principal, premium, interest or other payment obligations due in respect of any Designated Senior Indebtedness of the Company occurs and is continuing (or, in the case of Designated Senior

Indebtedness of the Company for which there is a period of grace, if such default continues beyond the period of grace, if any, specified in the instrument evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(2) a default, other than a payment default, in respect of any Designated Senior Indebtedness of the Company occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Company Payment Blockage Notice”) from a Representative or holder of such Designated Senior Indebtedness.

Subject to the provisions of Section 12.05, if the Trustee receives any Company Payment Blockage Notice pursuant to clause (2) above, no subsequent Company Payment Blockage Notice shall be effective for purposes of this Section 12.02(a) unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Company Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Company Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Company Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

(i) the date upon which the default is cured or waived or ceases to exist; or

(ii) in the case of a default referred to in clause (2) above, 179 days pass after a Company Payment Blockage Notice is received, unless this Article 12 otherwise prohibits the payment or distribution at the time of such payment or distribution.

In the event of acceleration pursuant to Section 7.02, no payment or distribution shall be made to the Trustee or any Holder in respect of the principal of or interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), except payments and distributions made by the Trustee as permitted by the first paragraph of Section 12.05, until all Senior Indebtedness of the Company has been paid in full in cash or other payment satisfactory to the holders thereof or such acceleration is rescinded in accordance with the terms of this Indenture.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in cash, or other payments satisfactory to the holders thereof, before any payment is made in respect of the principal of or interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article 12, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash, or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or the Trustee.

The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02(a) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 6.

(b) For purposes of this Article 12, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Securities to the payment of all Senior Indebtedness of such the Company which may at the time be outstanding; provided that (1) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (2) the rights of the holders of such Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.

(c) In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing shall be received by the Holders or the Trustee before all Senior Indebtedness of the Company is paid in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to such holders, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to such holders or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in cash or other payment satisfactory to such holders, after giving effect to any concurrent payment or distribution to or for any such holders.

(d) Nothing in this Section 12.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07. This Section 12.02 shall be subject to the further provisions of Section 12.05.

SECTION 12.03. SUBROGATION OF SECURITIES

Subject to the payment in full of all Senior Indebtedness of the Company in cash or other payment satisfactory to the holders of such Senior Indebtedness, the rights of the Holders shall be subrogated to the extent of any payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 12 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of such holders to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and interest (including any Additional Interest) on the Securities shall be paid in full in cash or other payment satisfactory to the Holders; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12, to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders be deemed to be a payment by the Company to or on account of such Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 12 which would otherwise have been paid to the holders of such Senior Indebtedness shall be deemed to be a payment by the Company in respect of the Securities. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of the Company on the other hand.

Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of the Senior Indebtedness of the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price)

as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee, any Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 8.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.04. AUTHORIZATION TO EFFECT SUBORDINATION

Each Holder, by the acceptance of such Holder’s Securities, authorizes and directs the Trustee on such person’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and appoints the Trustee to act as such person’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 12.03 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness of the Company or its representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 12.05. NOTICE TO TRUSTEE

The Company shall give prompt written notice in the form of an Officers’ Certificate to the Trustee and to any Paying Agent other than the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent other than the Trustee in respect of the Securities pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 12 unless and until the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness of the Company; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 12.05, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 12 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 9, and any such payment shall not be subject to the provisions of this Article 12.

The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness of the Company to establish that such notice has been given by a Representative or a holder of Senior Indebtedness of the Company. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 12.06. TRUSTEE’S RELATION TO SENIOR INDEBTEDNESS

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Indebtedness of the Company at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Section 8.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Indebtedness of the Company if it shall pay over or deliver to any Holder, the Company or any other person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.07. NO IMPAIRMENT OF SUBORDINATION

No right of any present or future holder of Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

SECTION 12.08. CERTAIN CONVERSIONS DEEMED PAYMENT

For the purposes of this Article 12 only, (1) the issuance and delivery of junior securities upon conversion of any Security in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on such Security or on account of the purchase or other acquisition of such Security and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 11.03), property or securities (other than junior securities) upon conversion of any Security in accordance with Article 11 shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 12.08, the term “junior securities” means (i) shares of any stock of any class of the Company, or (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 12. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, the right, which is absolute and unconditional, of any Holder to convert such Security in accordance with Article 11.

SECTION 12.09. ARTICLE APPLICABLE TO PAYING AGENTS

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 12.10. SENIOR INDEBTEDNESS ENTITLED TO RELY

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) of the Company shall have the right to rely upon this Article 12, and no amendment or modification of the provisions contained herein shall diminish the rights of any such holder except in accordance with the last paragraph of Section 10.02.

ARTICLE 13.

MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. NOTICES

Any notice or communication to the Company or the Trustee by the other shall be duly given if in writing and delivered in person or by overnight courier or mailed by first class mail or transmitted by telephone facsimile transmission (and receipt confirmed) addressed as follows:

If to the Company:	Cable Design Technologies Corporation
Foster Plaza 7
661 Andersen Drive
Pittsburgh, PA 15220
	Attention:	Charles B. Fromm,
General Counsel
	Facsimile:	(412) 937-9690

With a copy to:	Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
	Attention:	Lance C. Balk, Esq.
	Facsimile:	(212) 446-9000

If to the Trustee:	U.S. Bank National Association
180 Fifth Street
St. Paul, MN 55101
	Attention:	Frank Leslie
	Facsimile:	(651) 244-0711

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If a notice or communication is delivered, mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 13.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 5.03) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. RULES BY TRUSTEE AND AGENTS

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent, New York Presenting Agent and Conversion Agent may each make reasonable rules and set reasonable requirements for its respective functions.

SECTION 13.07. PAYMENT ON BUSINESS DAYS

If any payment date falls on a day that is not a Business Day, the required payment of principal and/or interest (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), as the case may be, shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such payment date to the date of such payment on the next succeeding Business Day.

SECTION 13.08. GOVERNING LAW

The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 13.09. NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 13.10. SUCCESSORS

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. COUNTERPART ORIGINALS

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12. SEVERABILITY

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CABLE DESIGN TECHNOLOGIES CORPORATION

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:
Title:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION

UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT TO WHICH THE COMPANY IS A PARTY DATED AS OF JULY 8, 2003 RELATING TO THE SECURITY AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

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No.	$110,000,000

CUSIP No.

CABLE DESIGN TECHNOLOGIES CORPORATION

4.00% Convertible Subordinated Debentures Due July 15, 2023

Cable Design Technologies Corporation, a Delaware corporation, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred and Ten Million Dollars (U.S. $110,000,000) or such lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security on July 15, 2023.

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2004
Record Dates:	December 31 and June 30

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:	CABLE DESIGN TECHNOLOGIES CORPORATION

By:

Name:

Title:

By:

Name:

Title:

Authenticated:

U.S. Bank National Association, as Trustee

By:

Authorized Signer

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(Reverse of Security)

CABLE DESIGN TECHNOLOGIES CORPORATION

4.00% Convertible Subordinated Debentures Due July 15, 2023

1.	INTEREST

CABLE DESIGN TECHNOLOGIES CORPORATION (the “Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate of 4.00% per annum. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing on January 15, 2004 to holders of Securities at the close of business on the relevant record dates specified above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 8, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	METHOD OF PAYMENT

Pursuant to the terms and conditions of the Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities.

The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the December 31 or June 30 next preceding the Interest Payment Date (including Securities that are cancelled after the record date and on or before the Interest Payment Date). The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

If any payment date falls on a day that is not a Business Day, the required payment of principal and/or interest (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), as the case may be, shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such payment date to the date of such payment on the next succeeding Business Day.

3.	PAYING AGENT, REGISTRAR, CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or Co-Registrar by giving at least thirty days’ prior notice to the Trustee. The Company may act as Paying Agent, Registrar, Conversion Agent or Co-Registrar. If there is not at least one of each such Registrar or Co-Registrar, Paying Agent and Conversion Agent located in the Borough of Manhattan, the City of New

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York, the Company shall also maintain an office in the Borough of Manhattan, the City of New York where the securities may be presented for purposes of transfer and exchange, payment and conversion (the “New York Presenting Agent”). The Company initially appoints U.S. Bank National Association having an office at 100 Wall Street, New York, NY 10005, to serve as New York Presenting Agent.

4.	INDENTURE

The Company issued this Security as one of a duly authorized issue of Debentures of the Company designated as its 4.00% Convertible Subordinated Debentures Due July 15, 2023 (the “Securities”) under an Indenture dated as of July 8, 2003 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Securities are general unsecured obligations of the Company limited to $110,000,000 in aggregate principal amount.

5.	OPTIONAL REDEMPTION

The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after July 21, 2008 at the Redemption Price. No sinking fund is provided for the Securities.

Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s address as shown on the register kept by the Registrar.

If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

On and after the Redemption Date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

6.	PURCHASE AT OPTION OF HOLDER

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on July 15, 2008, July 15, 2013 and July 15, 2018 (each a “Purchase Date”) at the Purchase Price (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice (that is not subsequently withdrawn) containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

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The Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 4.01 of the Indenture.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash or securities sufficient to pay the Purchase Price of a Security or portion thereof to be purchased as of the Purchase Date are deposited with the Paying Agent on the Business Day following the Purchase Date, then, immediately after the Purchase Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price upon surrender of such Security.

If a Change of Control occurs, each Holder shall have the right, at the Holder’s option, to require the Company to purchase all of such Holder’s Securities, or any portion thereof that is an integral multiple of $1,000 principal amount on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Change of Control Company Notice (the “Final Surrender Date”), the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

The term “Change of Control” shall mean either:

(i) any “person” or “group” is or becomes the “beneficial owner,” directly or indirectly, of shares of the Company’s voting stock representing 50% or more of the total voting power of all of the Company’s outstanding voting stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or

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(ii) the Company consolidates with, or merges with or into, another person or its sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Company’s voting stock representing at least a majority of the total voting power of all outstanding voting stock of the surviving or transferee person.

For purposes of this Change in Control definition only:

“person” and “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of the Company’s voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

“unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

7.	CONVERSION

A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such Conversion Date, the Closing Sale Price of our Common Stock, for at least 20 trading days in the 30 day period ending on the trading day prior to the Conversion Date is at least 110% of the Conversion Price per share of Common Stock on such preceding trading day.

A Holder may also surrender Securities for conversion into shares of Common Stock if at any time either: (i) the senior implied rating assigned to the Company by Moody’s Investor Service, Inc. has been downgraded to B2 or below, and (ii) the corporate credit rating assigned to the Company by Standard & Poor’s is downgraded to B or below, for so long as such downgrades remain in effect.

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In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

In the event that the Company elects to distribute to holders of the Company’s Capital Stock (i) certain rights or warrants entitling them to subscribe for or purchase our common stock at less than the Current Market Price as defined in Section 11.11 of the Indenture for such issuance, or, (ii) cash, debt securities, which distribution has a per share value exceeding 10% of the market price of our common stock as of the trading day immediately preceding the declaration date for such distribution, a Holder may surrender Securities for conversion on the date the Company gives notice to such Holder of such right, which shall be not less than 15 days prior to the record date for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the close of business on the Business Day prior to the record date or until the Company announces that such distribution shall not take place.

Finally, in the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets pursuant to which the Common Stock would be converted into cash, securities or other assets, a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective time of the transaction until 15 days after the actual date of such transaction (assuming, in a case in which the Company’s stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

Upon conversion, no payment or adjustment for accrued and unpaid interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 1 of this Security) or for dividends or distributions on the Common Stock shall be made.

The initial conversion price is $9.0345 per share of Common Stock (the “Conversion Price”), subject to adjustment in certain events described in sections 11.06, 11.07, 11.08, 11.09, and 11.10 of the Indenture. No adjustment in the Conversion Price will be required unless such adjustment would require a change of at least 1% in the Conversion Price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company from time to time may voluntarily reduce the Conversion Price for a period of at least 20 days.

8

The Conversion Price shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase shares of Common Stock for a period expiring within 60 days after the record date for such distribution at a price per share less than the Current Market Price per share as defined in the Indenture; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions); distributions to such holders consisting exclusively of cash; and in the event that a tender or exchange offer is made by the Company or any Subsidiary for all or a portion of the Common Stock and the tender or exchange offer requires the payment of consideration per share having a fair market value exceeding 110% of the Current Market Price per share of Common Stock.

The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the Conversion Price in effect on the Conversion Date. The Company will deliver a check for the current market value of such fractional shares rounded to the nearest cent, with 0.5 cents to be rounded up, based on the Current Market Price of the Common Stock.

To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a Person other than the Holder thereof. In the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

8.	SUBORDINATION

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of the holders of Senior Indebtedness of the Company described in the Indenture, such Senior Indebtedness shall continue to be

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Senior Indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any terms of any instrument relating to such Senior Indebtedness or any extension or renewal of such Senior Indebtedness.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	AMENDMENT, SUPPLEMENT, WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Securityholder.

11.	DEFAULTS AND REMEDIES

An Event of Default includes: default in the payment by the Company of accrued and unpaid interest (including any Additional Interest) on the Securities which has continued for 30 days, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; default by the Company in the payment of principal of the Securities when due and payable, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; default by the Company in the payment of the Redemption Price to be paid upon a redemption at the option of the Company pursuant to Section 5 of this Security or the Purchase Price or Change of Control Purchase Price to be paid upon a redemption at the option of the Holder pursuant to Section 6 of this Security, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; failure by the Company for 90 days after certain notice to it to comply with any of its other covenants or agreements in the Indenture; the Company defaults in the payment when due, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which payment is in an amount in excess of $20,000,000, or the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $20,000,000; and certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries. If an Event of Default occurs and is

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continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare the principal of and accrued and unpaid interest on the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being immediately due and payable upon the occurrence of such Events of Default, subject to applicable laws.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.	TRUSTEE DEALINGS WITH COMPANY

The Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall have no liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.	AUTHENTICATION

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as but not limited to: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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16.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.	GOVERNING LAW

The laws of the State of New York shall govern the Indenture and the Securities without giving effect to such state’s conflicts of law principles.

18.	REGISTRATION RIGHTS

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of July 8, 2003, among the Company and Credit Suisse First Boston LLC, as initial purchaser, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: CABLE DESIGN TECHNOLOGIES CORPORATION, FOSTER PLAZA 7, 661 ANDERSEN DRIVE, PITTSBURGH, PA 15220, ATTENTION: CHARLES B. FROMM, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY.

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CONVERSION NOTICE

To: Cable Design Technologies Corporation

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Cable Design Technologies Corporation Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

To convert this Security into Cable Design Technologies Corporation Common Stock of the Company, check the box:

To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof): $                .

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax identification number)

(Print or type other Person’s name, address and zip code)

Date:	Your signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

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ASSIGNMENT FORM

To assign this Security or, in the event of conversion, shares of Cable Design Technologies Corporation Common Stock, fill in the form below:

I or we assign and transfer this Security or,              shares of Cable Design Technologies Corporation Common Stock, to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

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SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OR TRANSFER OF TRANSFER RESTRICTED SECURITIES

Re:	4.00% Convertible Subordinated Debentures due July 15, 2023 (the “Securities”) of Cable Design Technologies Corporation.

This certificate relates to $             principal amount of Securities owned in (check applicable box)

book-entry or definitive form by              (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2 of the Indenture dated as of July 8, 2003 between Cable Design Technologies Corporation and U.S. Bank National Association (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

Such Security is being acquired for the Transferor’s own account, without transfer.

Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture).

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Security is being transferred to a non-U.S. person in an offshore transaction in accordance with Rule 903 and Rule 904 under the Securities Act.

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Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made (a) pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (b) to a non-U.S. person in an offshore transaction in accordance with Rule 903 and Rule 904 under the Securities Act..

Date:

(Insert Name of Transferor)

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